EXHIBIT 23.3

Consent of Independent Auditors

The Board of Directors

Qype GmbH

We consent to the use of our report dated December 20, 2012, with respect to the consolidated balance sheets of Qype GmbH as of December 31, 2011 and 2010, and the related consolidated income statements, and consolidated statements of comprehensive income, consolidated changes in equity and consolidated cash flows for the years then ended, incorporated herein by reference.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Hamburg, Germany

October 30, 2013